                                                                  SCHEDULE 10.20

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                           CONTITRADE SERVICES L.L.C.



                              ____________________


                               FUNDING COMMITMENT

                            dated as of May 17, 1996


                              ____________________



                        FIRSTCITY FINANCIAL CORPORATION





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                               TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1       Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF FIRST CITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         2.1       Representations and Warranties of FirstCity  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 3.  FUNDING COMMITMENT OF FIRSTCITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         3.1       Commitments Re Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.2       FirstCity to Provide Subordinate Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.3       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 4.  ADDITIONAL AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         4.1       Certain Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.2       Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.3       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.4       Maintenance of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.5       Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 5.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         5.1       Miscellaneous Provisions Related to the Financial Commitments  . . . . . . . . . . . . . . . . . .   8
         5.2       Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.3       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.4       No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.5       Survival of Representations, Warranties and Indemnities  . . . . . . . . . . . . . . . . . . . . .  11
         5.6       Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.7       Successors and Assigns; Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.8       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.9       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.10      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.11      Integration; Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.12      Limited Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.13      GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.14      SUBMISSION TO JURISDICTION; WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.15      Acknowledgements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.16      WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14





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
                               FUNDING COMMITMENT


                 FUNDING COMMITMENT, dated as of May 17, 1996 (the "Commitment"), by and among CONTITRADE SERVICES L.L.C., a Delaware limited liability company ("Lender") and FirstCity Financial Corporation, a Delaware corporation ("FirstCity").

                              W I T N E S S E T H:

                 WHEREAS, the NAF Auto Loan Trust (the "Borrower") has entered into a Credit Agreement dated as of May 17, 1996 (as may from time to time, be amended, supplemented, or modified, the "Credit Agreement") with the Lender and National Auto Funding Corporation ("NAF Corp."), pursuant to which the Borrower will receive the proceeds of Advances from time to time thereunder;

                 WHEREAS, the Borrower intends to enter into from time to time Non-Standard Auto Loan Origination Agreements (each, as from time to time amended, supplemented or modified, a "Loan Origination Agreement" and, collectively, the "Loan Origination Agreements") with certain financial institutions and agencies (the "FIs"), pursuant to which the Borrower will agree to purchase Eligible Auto Loans;

                 WHEREAS, the Borrower and NAF Corp. have, in connection with the transactions contemplated hereby, also entered into an Investment Banking Services Agreement dated as of May 17, 1996 (the "IBSA") with the Lender and the Lender's Affiliate, ContiFinancial Services Corporation;

                 WHEREAS, FirstCity is the parent corporation of NAF Corp.; and

                 WHEREAS, it is a condition to the obligations of the Lender to make the Advances under the Credit Agreement that FirstCity shall have executed and delivered to the Lender this Commitment.

                 NOW, THEREFORE, the parties hereto agree as follows:


                            SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. (a) As used in this Commitment, the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings assigned to them in the Definitions List dated as of the date hereof that refers to this Commitment, which is incorporated herein by reference and attached as Exhibit A to the Credit Agreement (the "Definitions List").

                 (b) As used herein or in any other Facility Agreement, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Commitment shall refer to this Commitment as a whole and not to any particular provision of this Commitment and Section, subsection, Schedule and Exhibit references are to this Commitment unless otherwise specified.

                 (d) Capitalized terms used herein or in any other Facility Agreement shall be equally applicable to both the singular and plural forms of such terms.


            SECTION 2.  REPRESENTATIONS AND WARRANTIES OF FIRST CITY

                 2.1 Representations and Warranties of FirstCity. To induce Lender to enter into the Credit Agreement and to make the Advances, FirstCity hereby represents and warrants to Lender that:

                 (a)       Corporate Existence Compliance with Law.  FirstCity
         (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority, and the legal right, as a Delaware corporation, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and is in good standing and has all licenses (in full force and effect) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and/or licensing and (iv) is in compliance with all Requirements of Law.

                 (b) Corporate Power; Authorization; Enforceable Obligations. FirstCity has the power and authority, and the legal right, as a Delaware corporation, to make, deliver and perform this Commitment and the other Facility Agreements to which it is a party and has taken all necessary action to authorize its obligations hereunder on the terms and conditions hereof and the other Facility Agreements to which it is a party and to authorize the execution, delivery and performance of this Commitment and the other Facility Agreements to which it is a party. All consents or authorizations of, filing with or other act by or in respect of, any Governmental Authority or any other Person required to be obtained, made or given by it in connection with its obligations hereunder or with the execution, delivery, performance, validity or enforceability of this Commitment or the other Facility Agreements to which it is a party have been so obtained, made or received. This Commitment and each other Facility Agreement to which it is a party has been duly executed and delivered on behalf of FirstCity. This Commitment and each other Facility Agreement to which it is a party constitutes a legal, valid and binding obligation of FirstCity enforceable against FirstCity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 (c) No Legal Bar. The execution, delivery and performance by FirstCity of this Commitment and the other Facility Agreements and its obligations hereunder will not violate any Requirement of Law or Contractual Obligation of FirstCity and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                 (d) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending or threatened, by or against FirstCity or against any of its properties or revenues (i) with respect to this Commitment or the other Facility Agreements or any of the transactions contemplated hereby or thereby, or (ii) which could have a material adverse effect on the business, prospects, properties, assets, operations or condition, financial or otherwise, of FirstCity or the ability of FirstCity to perform its obligations hereunder or under the other Facility Agreements.

                 (e) No Default; No Event of Default. FirstCity is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the business, operations, properties, assets, condition or prospects, financial or otherwise, of FirstCity or on the ability of FirstCity to perform its obligations hereunder or under the other Facility Agreements.

                 (f) No Burdensome Restrictions. FirstCity is not a party to or subject to any Contractual Obligation which could have a material adverse effect on the business, properties, assets, operations, condition or prospects, financial or otherwise, of FirstCity, or on the ability of FirstCity to carry out its obligations hereunder or under the other Facility Agreements.

                 (g) Taxes. FirstCity has filed or caused to be filed all federal, state and other tax returns which are required to be filed by it, or has filed extensions with respect thereto (which extensions have not expired) and has paid all taxes shown to be due and payable on said returns or on any federal, state and other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power; no tax Lien has been filed against it, and no claim is being asserted by any Governmental Authority with respect to any such tax, fee or other charge except, in each case, for filings which, if not made, taxes which, if not paid, and tax Liens which, if imposed, would not, in the aggregate, have a material adverse effect on the business, properties, assets, operations, condition or prospects, financial or otherwise, of FirstCity, or on the ability of FirstCity to carry out its obligations hereunder or under the other Facility Agreements.

                 (h) Investment Company Act; Other Regulations. FirstCity is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Debt.

                 (i) No Deduction. FirstCity is not required to make any deduction or withholding from payments to be made by it to Lender under this Commitment and the execution and performance of this Commitment and any of the other Facility Agreements does not make FirstCity liable for any registration tax, stamp duty or similar tax or duty imposed by any authority of or within its jurisdiction of creation, which tax or duty has not been, or will not be, paid when due.

                 (j) No Petition. There is no intent to file a voluntary petition under the federal bankruptcy laws with respect to FirstCity and FirstCity is not insolvent or generally unable to pay its debts as they become due.

                 (k) Principal Place of Business. FirstCity's principal place of business is located at 6400 Imperial Drive, Waco, Texas 76712.

                 (l) Financial Condition. (i) The audited, consolidated balance sheet of FirstCity as of December 31, 1995 and the related, consolidated statements of income and of cash flows for the periods ended on such date, are complete and correct and present fairly the financial condition of FirstCity as at such date, and the results of its operations and its consolidated cash flows for the period then ended. The financial statements referred to in clause (i) above have been audited by KPMG Peat Marwick, FirstCity's independent certified public accountants. FirstCity does not have, and at the date of the December 31, 1995 balance sheet referred to above, did not have any material Debt, material contingent liability or material liability for taxes, or any long-term lease or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction except (i) to the extent reflected as a liability on the balance sheet referred to above or
         (ii) liabilities incurred in the ordinary course of business since the date of such balance sheet and fully reflected on FirstCity's books of account. Since the date of the December 31, 1995 balance sheet referred to above, there has been no material change in the condition or prospects, financial or otherwise, of FirstCity except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period covered thereby.





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
                  SECTION 3.  FUNDING COMMITMENT OF FIRSTCITY

                 3.1       Commitments Re Credit Agreement.

                 (a)(i) FirstCity hereby agrees to indemnify and hold the Lender harmless with respect to any loss suffered by the Lender as of a default and resulting credit loss on any WAMCO Contract listed on Exhibit A hereto, provided that such default and resulting credit loss occurs prior to the date on which the servicing arrangements for the Contracts are acceptable to the Lender. As used in this Section 3, the phrase "the servicing arrangements for the Contracts are acceptable to the Lender" means the satisfaction of each of the following conditions:

                           (x) the Backup Servicer Effective Date (as defined in the Credit Agreement) shall have occurred;

                           (y) the Lender shall be reasonably satisfied with the results of Baker & Associates' review of Milco Loan Servicing Corporation's servicing abilities and procedures; and

                           (z) the three-month, rolling average Delinquency Ratio calculated with respect to the WAMCO Contracts listed on Exhibit A hereto does not exceed 15% as of the end of the most recent Collection Period.

                 At such time, if any, as the servicing arrangements for the Contracts are acceptable to the Lender, the Lender shall give written notice thereof to FirstCity and NAF Corp.

                 (ii) FirstCity shall purchase from the Borrower, at a purchase price not less than 85% of the Outstanding Contract Balance thereof, each Pipeline Contract to the extent that the Lender shall not have received the Collateral Agent's approving Certification by the close of business on the third Business Day following the Lender's Advance against such Pipeline Contract, such purchase price shall be deposited to the Collection Account at the opening of business on the fourth Business Day following such Advance.

                 (b) FirstCity may, at any time after the execution and delivery of this Commitment, deliver to the Lender FirstCity's additional funding commitment in the form of Exhibit B hereto, and, upon such delivery, the Lender shall inform TCB, NAF Corp. and the Borrower that the "Borrowing Base Adjustment amount", as defined in the Credit Agreement, shall thereafter be zero. Notwithstanding the foregoing, if FirstCity proposes to deliver such additional funding commitment after the date on which this commitment is originally executed and delivered, such delivery shall only be effective if the Lender determines in its reasonable business judgment that no material adverse change has occurred in financial condition or prospects of FirstCity, or in the ability of FirstCity to carry out its financial obligations hereunder, in each case since the date of initial execution of this Commitment.

                 3.2 FirstCity to Provide Subordinate Financing. FirstCity hereby agrees and covenants with Lender that FirstCity shall provide sufficient Subordinate Financing in connection with each securitization transaction with respect to the Contracts as may be required by independent third parties (such as the Rating Agencies and/or Credit Enhancer(s)), it being acknowledged that such level of Subordinate Financing so determined by such independent third parties shall constitute a "market" level. As used in this
Section 3.2, "Subordinate Financing" means any combination of the following: cash, purchase of a "B piece" or "residual" certificate, funding of an initial reserve account deposit, issuance of a guaranty, serving as account party on a letter of credit, or other form of subordinate financing in the related securitization. Such subordinate financing shall be acceptable to the Rating Agencies and the Credit Enhancer.

                 3.3 Indemnification. FirstCity will indemnify the Lender and its Affiliates (collectively, "Conti") against any losses, claims, damages or liabilities to which Conti may become subject in connection with any matter related to or arising out of a default by FirstCity under this Commitment; provided, however, there shall be excluded from such indemnification any such loss, claim, damage or liability which results from the gross negligence or willful misconduct of Conti in performing the services which it is to render pursuant to this Commitment or the other Facility Agreements.


                  SECTION 4.  ADDITIONAL AFFIRMATIVE COVENANTS

                 4.1 Certain Information. FirstCity shall furnish to Lender copies of all financial statements, reports and other communications that FirstCity may make to, or file or have with, the SEC (contemporaneously with the filing thereof with the SEC) pursuant to the Securities Exchange Act of 1934, as amended, together with, promptly, such additional financial and other information as Lender may from time to time reasonably request.

                 4.2 Conduct of Business and Maintenance of Existence. FirstCity shall continue to engage in business of the same type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply in all material respects with all Contractual Obligations and Requirements of Law.

                 4.3 Notices. FirstCity shall promptly give notice to Lender of:





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
                 (a) the occurrence of (i) any Event of Default or Unmatured Event of Default, in either case, under the Credit Agreement or (ii) a default by FirstCity hereunder;

                 (b) any (i) default or event of default by FirstCity under any Contractual Obligation of FirstCity or (ii) litigation, investigation or proceeding which may exist at any time affecting FirstCity, which, in either case, is likely to have a material adverse effect on the financial condition or prospects of FirstCity or the ability of FirstCity to perform its obligations hereunder;

                 (c) a material adverse change in the business, properties, assets, operations, prospects or condition (financial or otherwise) of FirstCity.

                 (d) any change in its principal place of business or chief executive office from the address set forth in paragraph (v) of subsection 3.1.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action FirstCity proposes to take with respect thereto.

                 4.4 Maintenance of Control. FirstCity hereby covenants and agrees to maintain direct or indirect ownership of (i) at least 80% of the issued and outstanding shares of capital stock of NAF Corp. and (ii) 100% of the issued and outstanding shares of capital stock of J-Hawk Servicing Corporation. Not more than 15% of the issued and outstanding shares of capital stock of NAF Corp., and not more than one board seat of NAF Corp., may be controlled by Cargill Financial Services Corporation or any Affiliate thereof.

                 4.5 Further Assurances. FirstCity shall do such further acts and things and execute and deliver to Lender such assignments, agreements, financing statements, powers and instruments as are required by Conti to carry into effect the purposes of this Commitment or to better assure and confirm unto Conti its rights, powers and remedies hereunder, including, without limitation, to obtain such consents and give such notices, and to file and record all such documents, financing statements and instruments, and renew each such consent, notice, filing and recordation, at such time or times, in such manner and at such places, as may be necessary or desirable to preserve and protect the position of Conti hereunder. This covenant shall survive the termination of this Commitment.





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
                           SECTION 5.  MISCELLANEOUS

                 5.1 Miscellaneous Provisions Related to the Financial Commitments.

                 (a)       The liabilities and obligations of FirstCity under
         Section 3.1 hereof (including any additional commitment delivered by FirstCity pursuant to Section 3.1(b) hereof) shall be absolute and unconditional under all circumstances and shall be performed by FirstCity regardless of (i) the validity, legality or enforceability of the Obligations or the Credit Agreement or the avoidance, subordination, discharge or disaffirmance of any of the foregoing by any Person (including a trustee in bankruptcy), (ii) any law, regulation, order or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of the Credit Agreement, (iii) the merger or consolidation of any of the Lender or FirstCity into or with any corporation or any sale or transfer by the Lender or FirstCity of all or any part of its property, (iv) the waiver, amendment, consent, extension, forbearance or granting of any indulgence with respect to the Credit Agreement; IT BEING UNDERSTOOD, HOWEVER, that any such waiver, amendment, consent, extension, forbearance or indulgence with respect to the Credit Agreement shall be equally applicable to FirstCity's obligations and liabilities hereunder with respect to the subject matter thereof, (v) the failure by TCB to take any steps to perfect and maintain perfected its interests in the Collateral or in any other security or collateral related to the Credit Agreement, or (vi) any other circumstances whatsoever (with or without notice to or knowledge of FirstCity) which may in any manner or to any extent vary the risk of FirstCity, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of FirstCity that the liabilities and obligations of FirstCity under Section 3.1 hereof (including any additional commitment delivered by FirstCity pursuant to Section 3.1(b) hereof) shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by performance of the Credit Agreement and Section 3.1 hereof (including any additional commitment delivered by FirstCity pursuant to Section 3.1(b) hereof).

                 (b) The provisions of Section 3.1 hereof (including any additional commitment delivered by FirstCity pursuant to Section 3.1(b) hereof) shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations payable to the Lender under the Credit Agreement or by FirstCity hereunder is rescinded, declared to be fraudulent or preferential, subsequently invalidated or set aside. FirstCity hereby waives (i) notice of the occurrence of any default under any of the Facility Agreements, (ii) any requirement of diligence or promptness on the part of the Lender in making demand, commencing suit or exercising any other right or remedy under the Credit Agreement.

                 (c) FirstCity hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Lender, protest or notice with respect to the Credit Agreement and all demands whatsoever,





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
         and covenants that Section 3.1 hereof (including any additional commitment delivered by FirstCity pursuant to Section 3.1(b) hereof) will not be discharged, except by complete performance of the obligations contained herein. FirstCity hereby waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of Section 3.1 hereof (including any additional commitment delivered by FirstCity pursuant to Section 3.1(b) hereof). FirstCity's obligations under Section 3.1 hereof (including any additional commitment delivered by FirstCity pursuant to Section 3.1(b) hereof) shall not be limited if the Lender is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Federal Bankruptcy Code (11 U.S.C. Section 101 et seq., the "BANKRUPTCY CODE") from enforcing or exercising any right or remedy with respect to the Credit Agreement.

                 (d) FirstCity hereby agrees that its obligations hereunder shall continue in full force and effect and may not be terminated or otherwise revoked until the amounts due to Lender under the Credit Agreement shall have been fully discharged and the Facility Agreements have been terminated. In the event that FirstCity shall have any right under applicable law to otherwise terminate or revoke its obligations hereunder, which right cannot be waived, FirstCity agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by FirstCity, is actually received by the Lender. Such notice shall not affect the right and power of the Lender to enforce rights arising prior to the Lender's receipt thereof. If, in reliance on FirstCity's obligations, the Lender makes any financial accommodation, incurs any cost or expense or takes any action after the termination or revocation by FirstCity of its obligations hereunder but prior to the receipt by the Lender of said written notice from FirstCity, the rights of the Lender, with respect to such financial accommodation, cost, expense or action shall be the same as if such termination or revocation had not occurred.

                 (e) FirstCity hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, and of all other circumstances bearing upon the risk of nonpayment of the amounts due to Lender under the Credit Agreement, and FirstCity hereby agrees that the Lender shall not have any duty to advise FirstCity of any information known to it regarding such condition or any such circumstances.

                 5.2 Amendments and Waivers. This Commitment may be amended, supplemented or modified by the parties hereto, in writing. Any waiver of any of the provisions hereof by the Lender and any such amendment, supplement or modification shall be binding upon Lender and all future holders of the Promissory Note. In the case of any waiver, the parties hereto shall be restored to their former position and rights hereunder; but no such waiver shall extend to any subsequent event, or impair any right consequent thereon.

                 5.3 Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by overnight courier service, or by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile copy (accompanied by a telephonic confirmation or receipt thereof), or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be delivered for purposes of this Commitment on: (a) the second Business Day following the day on which such notice was placed in the custody of the U.S. Postal Service, (b) the next Business Day following the day on which such notice was placed in the custody of any overnight courier service, including express mail service or (c) the same Business Day on which such notice is sent by telegram, messenger or facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this subsection, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to FirstCity:                       FirstCity Financial Corporation
                                       6400 Imperial Drive
                                       Waco, Texas 76718

                                       Attention:  James T. Sartain, President
                                       Tel. No.: 817-751-1750
                                       Telecopier No.:  817-751-1208

If to Lender:                          ContiTrade Services L.L.C.
                                       277 Park Avenue, 38th Floor
                                       New York, New York 10172

                                       Attention: Chief Counsel
                                       Tel. No.: 212-207-2822
                                       Telecopier No.: 212-207-2935

                 5.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender; any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 5.5 Survival of Representations, Warranties and Indemnities. All representations, warranties and indemnities made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Commitment and the other Facility Agreements.

                 5.6 Payment of Expenses and Taxes. FirstCity agrees, on demand, to (a) pay or reimburse Conti for all out-of-pocket costs and expenses incurred in connection with the preparation, execution and enforcement of this Commitment, as well as the preparation of any amendments hereto, and (b) pay, indemnify, and hold Conti, its directors, members, officers, employees and agents, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Commitment (all the foregoing, collectively, the "indemnified liabilities"); provided that FirstCity has no obligation hereunder to Conti with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Conti.

                 5.7       Successors and Assigns; Participations.   (a)
This Commitment shall be binding upon and inure to the benefit of FirstCity, Lender, ContiFinancial Services Corporation and all future holders of the Promissory Note and their respective successors and assigns, except that FirstCity may not assign or transfer any of its obligations under this Commitment, and, except as set forth in paragraph (b) below, Lender may not assign or transfer any of its obligations under this Commitment without the prior consent of the other party, which consent shall not unreasonably be withheld.

                 (b) Any hypothecation or participation granted by Lender pursuant to Section 9.6 of the Credit Agreement shall constitute a grant of a hypothecation or participation in FirstCity's obligations under Section 3.1 hereof (including any additional commitment delivered by FirstCity pursuant to Section 3.1(b) hereof); FirstCity hereby acknowledges and consents to any such grant of a hypothecation or participation. In the event of any such grant by Lender of a hypothecating or participating interest, Lender's obligations under this Commitment to FirstCity shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of the Promissory Note for all purposes under this Commitment and the other Facility Agreements, and FirstCity shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this and the other Facility Agreements. FirstCity agrees that if amounts outstanding under this Commitment are due and unpaid, or shall have been declared or shall have become due and payable, each person acquiring such a hypothecation or participation interest (a "Participant") shall be deemed to have the right of setoff in respect of its hypothecating or participating interest in amounts owing under this Commitment to the same extent as if the amount of its hypothecating or participating interest were owing directly to it under this Commitment.

                 (c) FirstCity authorizes Lender to disclose to any Participant and any prospective Participant any and all financial information in its possession concerning FirstCity and its Affiliates which has been delivered to it by or on behalf of such Person pursuant to this Commitment or which has been delivered to it by or on behalf of such Person in connection with its credit evaluation of FirstCity and its Affiliates prior to becoming a party to this Commitment; provided such Participant agrees to keep such financial information confidential unless required to be disclosed by applicable Requirements of Law.

                 (d) If, pursuant to this subsection 5.6, any interest in this Commitment is transferred or assigned to any Participant or assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, Lender shall cause such Participant or assignee, as a condition to the effectiveness of such transfer, (i) to represent to Lender and FirstCity that under applicable law and treaties then in effect no taxes will be required to be withheld by FirstCity or Lender with respect to any payments to be made to such Participant or assignee, in respect of terms of this Commitment, (ii) to furnish to FirstCity either U.S. Internal Revenue Service Form 4224 (or any successor form) or U.S. Internal Revenue Service Form 1001 (or any successor form) (wherein such Participant or assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of Lender and FirstCity) timely to provide Lender and FirstCity a new Form 4224 (or any successor form) or Form 1001 (or any successor form) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with and if permitted under applicable U.S. laws and regulations and amendments then in effect duly executed and completed by such Participant or assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                 (e) Lender shall not grant to any Participant the right to consent to any amendment or waiver entered into in accordance with subsection 5.1 except for any such amendment or waiver which would increase the Lender Commitment under the Credit Agreement, or reduce the amount or extend the due date of any principal of or interest on the Promissory Note.

                 5.8       Termination.  The obligations of FirstCity under
Section 3.1(a) hereof shall terminate upon the receipt by Lender of all amounts owed to it under the Credit Agreement and the termination of the Credit Agreement; the obligations of FirstCity under Section 3.1(b) hereof shall terminate upon the termination of the Investment Banking Services Agreement; all other obligations of FirstCity hereunder shall terminate on the later of the dates described in the two foregoing clauses.

                 5.9 Counterparts. This Commitment may be executed by one or more of the parties to this Commitment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 5.10 Severability. Any provision of this Commitment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 5.11 Integration; Construction. This Commitment represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Facility Agreements.

                 5.12 Limited Liability. No recourse hereunder or under any other Facility Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, member, affiliate, beneficial owner, trustee or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Facility Agreements, it being expressly agreed and understood that each Facility Agreement is solely a corporate or trust obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, member, affiliate, beneficial owner, trustee or shareholder for breaches by any party hereto of any obligations under any Facility Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Commitment.

                 5.13 GOVERNING LAW. THIS COMMITMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COMMITMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                 5.14 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FUNDING COMMITMENT AND THE OTHER FACILITY AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SUBSECTION 5.5 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                 (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                 (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                 5.15 Acknowledgements. FirstCity hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Commitment and the other Facility Agreements;

                 (b) the Lender has no fiduciary relationship to FirstCity; and

                 (c) no joint venture exists between FirstCity and Lender.

                 5.16 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS COMMITMENT OR ANY OTHER FACILITY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 IN WITNESS WHEREOF, the parties hereto have caused this Commitment to be duly executed and delivered in New York, New York by their proper and duly authorized officers, members or trustees as of the day and year first above written.

                                          FIRSTCITY FINANCIAL CORPORATION


                                          By /s/ MATT LANDRY, JR.
                                             -------------------------------
                                             Name:  Matt Landry, Jr.
                                             Title: Executive Vice President

                                              CONTITRADE SERVICES L.L.C.


                                              By  /s/ JEROME PEARLSON
                                                ----------------------------
                                                Name: Jerome Pearlson
                                                Authorized Signatory

                                                  /s/ SUSAN O'DONOVAN
                                                ----------------------------
                                                Name: Susan O'Donovan
                                                Authorized Signatory